UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 2, 2011
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 2, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Nuance Communications, Inc. (the “Company”) approved the payment of the following bonuses pursuant to the Company’s fiscal 2011 bonus program

				Fiscal 2011
				Actual Bonus
		Fiscal 2011	Fiscal 2011	Amount
		Target	Actual Bonus	Paid in	Total Value
	Achievement	Bonus	Amount	Restricted	of 2011
Name	Level	Amount(1)	(Cash)	Stock Units	Bonus Earned
Paul A. Ricci	100%	$750,000	$750,000	—	$750,000
Thomas L. Beaudoin	100%	$337,500	—	13,408	$337,500
Steven G. Chambers	100%	$337,500	—	13,408	$337,500
Janet M. Dillione	87%	$375,000	—	12,912	$325,000
Bill Nelson (2)	100%	$162,000	—	6,436	$162,000

(1)	Bonuses for fiscal 2011 were paid out in cash or restricted stock units, as further detailed in the above table. The amounts reflected in this column represent the payout to each Named Executive Officer if their bonus had been achieved at 100%.

(2)	Mr. Nelson’s fiscal 2011 target bonus amount was pro-rated based on an initial employment date of April 15, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Nuance Communications, Inc.
By:	/s/ Thomas Beaudoin
Thomas Beaudoin, Chief Financial Officer